Exhibit 99.1

                                                                                                                                       Contacts:   Ben Moreland, CFO
                           Jay Brown, Treasurer
                           Crown Castle International Corp.
                                                                               713-570-3000
FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL REITERATES SECOND QUARTER AND FULL YEAR 2007 OUTLOOK

June 27, 2007 – HOUSTON, TEXAS – Crown Castle today reiterated its Outlook for the second quarter and full year 2007, as previously provided on May 2, 2007.

    Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and over 1,400 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements
This press release contains forward-looking statements and information that are based on our management’s current expectations.  Such statements include, but are not limited to, plans, projections, and estimates regarding our Outlook, including as such Outlook relates to (i) site rental revenue, (ii) site rental cost of operations, (iii) site rental gross margin, (iv) Adjusted EBITDA, (v) interest expense and amortization of deferred financing costs, (vi) sustaining capital expenditures, (vii) recurring cash flow (including recurring cash flow per share) and (viii) net loss (including net loss per share).  Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

➢
The merger of Global Signal Inc. (“Global Signal”) into a subsidiary of Crown Castle (“Merger”) may cause disruptions in our business, which may have an adverse effect on our business and financial results.

➢	The assets of Global Signal acquired in the Merger may not perform as expected, which may have an adverse effect on our business, financial condition or results of operations.
➢	The integration of Global Signal is expected to result in substantial expenses and may present significant challenges.
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Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand, including a slow down attributable to wireless carrier consolidation or by the sharing of networks by wireless carriers.

➢	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease revenues.
➢	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.
➢
An economic or wireless telecommunications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.

➢	We operate in a competitive industry, and some of our competitors have significantly more resources or less debt than we do.
➢	Technology changes may significantly reduce the demand for tower leases and negatively impact the growth in our revenues.
➢	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.
➢	We generally lease or sublease the land under our towers and may not be able to extend these leases.
➢	We may need additional financing, which may not be available, for strategic growth opportunities.
➢
Modeo’s business has certain risk factors different from our core tower business, including an unproven business model, and may fail to operate successfully and produce results that are less than anticipated.  In addition, Modeo’s business may require additional financing which may not be available.

➢
FiberTower’s business has certain risk factors different from our core tower business (including an unproven business model and the Risk Factors set forth in its SEC filings) and may produce results that are less than anticipated, resulting in a write off of all or part of our investment in FiberTower.  In addition, FiberTower’s business may require additional financing which may not be available.

➢	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.
➢	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.
➢	We are heavily dependent on our senior management.
➢	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
➢	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.
➢
Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

➢	Disputes with customers and suppliers may adversely affect results.
➢	We may suffer losses due to exposure to changes in foreign currency exchange rates relating to our operations outside the U.S.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.